UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Victoria’s Secret & Co.

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On May 20, 2026, Victoria’s Secret & Co. issued the following press release and published an investor presentation, a copy of which is attached hereto as Exhibit 1 and available on its website, VSPathtoPotential.com.

Victoria’s Secret & Co. Issues Investor Presentation Highlighting Significant Transformation, Operational Momentum and Shareholder Value Creation

VS&Co Board and Management are Delivering Significant Operational and TSR Outperformance Under New Leadership and “Path to Potential” Strategy

BBRC’s Campaign Ignores Meaningful Progress and Seeks to Disrupt Path to Potential with Self-Interested Narratives and Misleading Claims

VS&Co Urges Shareholders to Vote “FOR” All Highly Qualified Directors at the 2026 Annual Meeting of Shareholders

REYNOLDSBURG, Ohio, May 20, 2026 — Victoria’s Secret & Co. (“VS&Co” or the “Company”) (NYSE: VSCO) today announced that it has filed a detailed investor presentation titled “Vote for Victoria’s Secret’s Board and Our Continued Momentum.” The presentation highlights the Company’s strong operational and financial momentum under its Path to Potential strategy, as well as the decisive actions taken by the Board and management to position the Company for long-term success and drive shareholder value.

VS&Co today is a fundamentally different company than it was at the time of its separation in 2021. Under the leadership of CEO Hillary Super and the oversight of the Board, the Company has refreshed more than half of its senior leadership team, launched its Path to Potential strategy, accelerated comparable sales growth, expanded margins and delivered shareholder returns that have significantly outperformed peers and key retail indices since the CEO transition was announced.1

Rather than acknowledge this clear momentum and the Company’s successful turnaround, BBRC International Pte Limited (“BBRC”) continues to rely on misleading and backward-looking claims that we believe are designed to distract shareholders and disrupt the Company at a critical inflection point.

BBRC has offered no credible alternative strategy, no operational plan and no path to create value for shareholders. Instead, focusing solely on the past to advance BBRC Chairman Brett Blundy’s personal agenda following the Board’s determination — after years of engagement, extensive review and good faith cooperation proposals — that his appointment to the Board would pose serious reputational, legal, conflict of interest, and governance risks for VS&Co. The presentation also sets the record straight as to BBRC’s distracting campaign and addresses its distorted accounts and misleading claims.

The Board remains focused on executing the Path to Potential strategy that is working, continuing to deliver for shareholders and ensuring VS&Co does not become sidetracked by a self-interested and increasingly misleading campaign.

The full investor presentation, as well as previous communications to shareholders, can be found on VSPathtoPotential.com and the Investor Relations section of the Company’s website.

VS&Co also published a series of video interviews with three current Board members on VSPathtoPotential.com discussing the Board’s approach to many of its key responsibilities, including Board oversight and CEO succession, corporate governance, board composition and development, executive compensation aligned with performance, and strategic advisory grounded in deep industry insight.

[1]

Source: FactSet (5/15/26). Calculations are based on price at close on unaffected day, one day prior (8/13/2024). Analyst peer group includes peers that at least one analyst references in initial coverage research reports and is comprised of Abercrombie & Fitch, American Eagle, Gap, Urban Outfitters, Levi, Buckle, Carters, Torrid, Lululemon, Aritzia, Bath & Body Works, Capri, Dillard’s, Genesco, J.Jill, Kohl’s, Macy’s, The Children’s Place, Tilly’s, Tapestry, Zumiez, H&M, Industria de Diseno Textil and Vera Bradley. The S&P 500 Consumer Discretionary Distribution & Retail Index is a point of comparison referenced by BBRC in its public letter dated May 4, 2026; the index consists of S&P 500 companies classified under the distribution & retail sub-industry groups within the broader Consumer Discretionary sector of the GICS (Global Industry Classification Standard).

The Company believes it has the right Board, the right Board Chair in Donna James, and the right leadership team to continue delivering value to shareholders. The Board also believes VS&Co’s current leadership team and Board are best positioned to continue executing the Company’s Path to Potential strategy, sustain operational and financial momentum and deliver long-term value for all shareholders.

VS&Co’s Board urges shareholders to use the WHITE proxy card to vote “FOR” all of VS&Co’s nine highly qualified director nominees in connection with the Company’s upcoming Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 8:30 a.m. Eastern Time on June 11, 2026.

VS&CO’s BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE COMPANY’S NOMINEES

For more information regarding VS&Co’s momentum and highly-qualified Board, please visit:

VSPathtoPotential.com

YOUR VOTE IS IMPORTANT.

To ensure your shares are represented at the Annual Meeting, please submit your vote TODAY: Use the WHITE Proxy Card to Vote “FOR” All of VS&Co’s Highly Qualified Nominees

If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor:

INNISFREE M&A INCORPORATED Shareholders, please call: (877) 750-0831 (toll free from the U.S. and Canada) or +1 (412) 232-3651 (from all other countries)

About Victoria’s Secret & Co

Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, sleepwear, apparel, sport and swim as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and PINK, that strive to inspire confidence, spark joy and celebrate sexy. Additionally, Adore Me, our digital intimates brand serves women across budgets and lifestyles. We are committed to empowering our more than 30,000 associates across a global footprint of 1,420 retail stores in approximately 70 countries.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “estimate,” “commit,” “will,” “target,” “forecast,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” or the negative of these words and any similar expressions, involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in any forward-looking statement.

Factors that could cause actual results to differ include, among others: general economic conditions, inflation, and changes in consumer confidence and consumer spending patterns; market disruptions; uncertainty in the global trade environment, including tariffs and retaliatory measures; our ability to successfully implement our strategic plan; leadership changes and turnover in key positions; our ability to source, produce, distribute and sell merchandise globally, including risks related to geopolitical conflicts, supply chain disruptions (and related pricing impacts), currency fluctuations and labor disputes; fluctuations in freight, product input and energy costs; cybersecurity risks and our ability to maintain data security and privacy; shareholder activism matters; and other risks and uncertainties described in “Item 1A. Risk Factors” in our 2025 Annual Report on Form 10-K filed with the SEC on March 20, 2026.

All forward-looking statements are made only as of the date of this document. Except as may be required by law, we assume no obligation to make publicly available any update or other revisions to any of the forward-looking statements contained in this document.

For further information, please contact:

Victoria’s Secret & Co.:

Investor Relations:

investorrelations@victoria.com

Media Relations:

Edelman Smithfield

VSCO@edelmansmithfield.com

Exhibit 1

Vote for Victoria’s Secret’s Board and Our Continued Momentum MAY 2026 1

Significant Transformation, Momentum and Value Creation The Board continues to take action in the best interests of all shareholders and is driving significant and accelerating outperformance under new management 1 New Management Team, Led by CEO Hillary Super, Is in the Middle of a Turnaround That’s Working 2 Hillary and the Board Continue to Demonstrate Operational Outperformance – Quarter After Quarter 1 3 Triple-Digit TSR Outperformance Since Board Announced Hillary Super to Replace Prior CEO 4 Board, Led by Chair Donna James, Is Taking Action for Shareholders, Including Refreshment and Asset Review 5 After Extensive Engagement, We Rejected Blundy’s Candidacy Given Conduct, Conflict & Governance Concerns 6 Board Proposed Constructive Path Forward, But BBRC Launched a Distracting and Self-Interested Campaign The Board is delivering positive change. BBRC’s campaign is seeking to disrupt it. 1) FactSet (5/15/26). Calculations are based on the unaffected trading day (i.e., 8/13/24, the trading day immediately prior to announcement). Performance relative to: analyst peer group, which includes peers that at least one analyst references in initiating coverage research reports and is comprised of Abercrombie & Fitch, American Eagle, Gap, Urban Outfitters, Levi, Buckle, Carters, Torrid, Lululemon, Aritzia, Bath & Body Works, Capri, Dillard’s, Genesco, J.Jill, Kohl’s, Macy’s, The Children’s Place, Tilly’s, Tapestry, Zumiez, H&M, Industria de Diseno Textil (Inditex) and Vera Bradley; the S&P 500 Consumer Discretionary Distribution & Retail Index, which is a point of comparison referenced by BBRC in its public letter dated May 4, 2026 (the index consists of S&P 500 companies classified under the distribution & 2 retail sub-industry groups within the broader Consumer Discretionary sector of the GICS (Global Industry Classification Standard)); and the S&P 600 Small Cap

The Power of Victoria’s Secret & Co. #1 $6.6B 1 3 Bra Brand in the World Net Sales #1 1,400+ Fragrance in America is Stores Worldwide 1 Bombshell #2 ~70 Highest Followed Brand on Countries 4 Instagram 30k+ ~150M Associates Across Social Media Followers 2 our Global Footprint 1) Based on third-party data 2) Across a global footprint of 1,400+ Company and Partner retail stores 3) As of fiscal year-end 2025 3 4) Among apparel brands, based on third-party data

2021 Spin-off Occurred Against Backdrop of Significant Industry Changes and Macro Challenges

Victoria's Secret became a new public company in 2021, in a rapidly changing market environment. The new Board, led by Chair Donna James, has been actively working with management to ensure shareholder value creation


Consumer Expectations Shift from Overtly "Sexy" Toward Inclusivity and Body Positivity
Intensifying Online / Omnichannel Competition
Volatility in Consumer Demand Following COVID-19 Pandemic
Supply Chain Disruption
Inflationary Environment and Tariffs
Highly Promotional Retail Landscape

2019 | **2021** | **2023** | **2025** | **Current**

March 2020
COVID-19 Pandemic

The World Health Organization (WHO) declared the COVID-19 outbreak a global pandemic, shifting consumer preferences and habits

August 2021
VS&Co Spin Off & New Board Established

Victoria's Secret Lingerie + Beauty and PINK spun off from L Brands as VS&Co, a new standalone public company
Donna James chosen as Chair of the newly constituted Board to guide the Company's next chapter

September 2024
Hillary Super Appointed CEO

Following an extensive search process initiated and led by the Board, Hillary Super joined as CEO, bringing 30+ years of retail experience

March 2025
Path to Potential Announcement

Announced a focused strategic roadmap designed to unlock the full potential of VS&Co's core brands and drive sustainable growth

May 2026
Strategic Progress

Significant brand, operational and financial momentum continuing to build

4

Board Recognized the Need for Change and Continues to Take Decisive Action

Appointed New CEO

- Initiated and conducted an extensive CEO search process, led by Donna and the Board, with a nationally recognized search firm, and appointed Hillary Super as new CEO, effective September 2024
- Hillary is a proven merchant operator with 30+ years of retail experience and previous leadership positions across Savage X Fenty, Anthropologie, Gap, Ann Taylor, American Eagle and Guess?

Refreshed 50%+ of the Senior Leadership Team

- Added operating and financial discipline with Scott Sekella, who joined as CFO and later became CFO/COO
- Installed dedicated brand presidents for Victoria's Secret, PINK and Beauty to sharpen execution and focus
- Added new creative and marketing leadership to strengthen brand heat, storytelling and go-to-market execution

Launched New Strategy: Path to Potential

- Launched a new focused, strategic plan to unlock the full potential of the Company's core brands – shifted from broad post-spin transformation to a clearer brand-driven, merchant-led operating model
- Refocused execution around four pillars of "Path to Potential" strategy: Supercharge Bra Authority, Recommit to Pink, Fuel Growth in Beauty and Evolve Brand Projection & Go-to-Market Strategy
- Strategy is working – comparable sales growth accelerated to 5% in FY25, up from (9%) in FY23, and adjusted net income[1] grew 15%. Brand relevance and purchase consideration metrics at highest level in several years

Drove Operational Discipline

- Accelerated disciplined investment in stores, digital and customer experience
- Emphasized higher-quality sales, reduced promotional reliance and improved regular-price selling
- Increased focus on cost control, gross margin improvement and inventory discipline
- FY25 adjusted operating income rate[1] is up 85 basis points since FY23, and FY25 adj. EPS[1,2] grew at a CAGR of 15% since FY23

Took Action on Underperforming Assets

- Conducted a thorough review of Adore Me and appointed new leadership
- Optimized Adore Me by ending the subscription offering and shifting toward a loyalty-based model
- Initiated a strategic review of DailyLook in March 2026

Throughout this process, the Board has diligently engaged with its active and index shareholders

1) Represents non-GAAP financial measure. Adjusted operating income rate, expressed as a percentage of net sales, is a non-GAAP financial measure. Refer to "Non-GAAP Financial Measures" in the Appendix for additional information, including a reconciliation of adjusted operating income and adjusted net income attributable to VS&Co (referred to herein as "adjusted net income") to the most directly comparable GAAP financial measure
2) Defined as adjusted net income per diluted share. Refer to "Non-GAAP Financial Measures" in the Appendix for additional information

5

The Board Appointed Hillary Super as CEO to Spearhead Our Turnaround

Hillary Super – A Dynamic and Transformative Retail Leader



- Brings **30 years of retail merchant experience across renowned fashion brands** of intimates, apparel, accessories, beauty and home
- As **CEO and board member of Victoria's Secret & Co.**, she combines her extensive industry and merchant expertise, creative insight, and operational discipline to **drive the Company's transformation and execute long-term strategic initiatives**
- Previously held **CEO roles at Savage X Fenty and Anthropologie Group**, where she successfully led the turnaround of the women's apparel and accessories business, positioning the brand as a global lifestyle leader
- Through her successful track record, she earned a **reputation as a visionary leader**, trusted for her **expertise in omnichannel retail**, **brand evolution**, and her ability to **understand consumer preferences through forging strong connections** with customers



Share Price Performance
300%
180%
60%
(60%)
141%
35%
21%
(2%)
Aug-24
Mar-25
Oct-25
May-26
VS&Co
S&P 600 Small Cap
S&P 500 Consumer Discretionary Distribution & Retail Index[1]
S&P 1500 Specialty Retail Index[1]

Executive and Board Member Roles

ANTHROPOLOGIE

SAVAGE X FENTY
LINGERIE BY RIHANNA

Merchandising and Operator Roles at High-Profile Retailers

AEO INC.

ANN TAYLOR

GAP

GUESS

Source: Company filings, FactSet (share price as of 5/15/26 measured against share prices starting on 8/13/24)

1) Indices referenced by BBRC

6

Path to Potential: A Clear Road Map that Is Delivering Value Creation...

Supercharge Bra Authority

- Industry-leading bra experience driving innovation-first development and generating a halo for surrounding categories
- Lead in fit, function and fashion
- Reinforce "best at bras" position through product, marketing and store experience
- Drive constant newness across the portfolio

Momentum:

Returned Bra business to annual growth for the first time since 2021



Recommit to PINK

- Re-establish PINK's market position through Customer Connectivity
- Sharpen identity as a social-first, full lifestyle brand to align with a young multi-faceted customer
- Reestablish intimates as a growth driver via innovation
- Shift product toward trend-right, high-quality (Fashion Apparel, Accessories)
- Use collaborations and refreshes to drive traffic and conversion

Momentum:

FY25 was the strongest PINK growth year since 2016



Fuel Growth in Beauty

- Build on leading fragrance business – Bombshell is America's #1 fragrance
- Drive innovation, newness and buzz while keeping the core growing
- Drive integrated campaigns across Very Sexy, Dream and Bombshell
- Expand into adjacencies
- Push growth in digital and non-owned channels

Momentum:

Grew low single digits in FY25 and strengthening innovation pipeline



Evolve Brand Projection & Go-to-Market Strategy

- Redeploy marketing spend to digital, social and experiential to grow cultural relevance
- Increase brand heat through emotionally connected product campaigns, events and media
- Strengthen differentiated brand identities for VS&Co and PINK across product, marketing and channel experiences
- Drive sales, customers and spend by leading with emotion over promotion

Momentum:

Brand relevance & purchase consideration metrics at highest levels in several years



7

...Supported By Strong Operational Initiatives and Disciplined Actions

Operational Discipline

- Reduced promotions and increased regular price selling, driving Average Unit Retail (AUR) growth of 3% in FY25
- FY25 adjusted gross margin[1] held flat at 37.0% despite $130M[1] of gross tariff pressure
- FY25 adjusted operating income rate[1] is up ~85 basis points since FY23 and FY25 adjusted EPS[1] is up 12% year-over-year



Redefining the Retail Experience

- Modernized, more efficient store formats with simplified navigation, brighter design, upgraded fitting rooms / checkout and sustainability benefits
- Initial 'Store of the Future' format already driving higher traffic, conversion, sales and profitability
- Targeting ~50% of fleet in 'Store of the Future' format by end of FY27



Establishing our "New Era of Sexy" by bringing back the iconic Victoria's Secret Fashion Show

~61M	~51B	+60%	+9M
Streams	Media Impressions	Digital Traffic On Day of Show	New Social Followers



1) Represents non-GAAP financial measure. Adjusted operating income rate, expressed as a percentage of net sales, is a non-GAAP financial measure. Adjusted earnings per share is defined as adjusted net income per diluted share. Refer to "Non-GAAP Financial Measures" in the Appendix for additional information, including a reconciliation of adjusted gross margin, adjusted operating income and adjusted net income attributable to VS&Co (referred to herein as "adjusted net income") to the most directly comparable GAAP financial measure

8

The Path to Potential Is Yielding Significant Operating Results

Topline Growth Is Accelerating

YoY Comp Sales %

Q3 and Q4 2025 saw 8% YoY Comp Growth ★



5%
0%
(9%)
FY23
FY24
FY25

Margin Is Expanding

Adj. Operating Income Rate %[1]

Delivered Adj. Operating Income of $403M in FY25 Despite ~$130M[2] of gross tariff pressure ★



+ 116 bps
6.2% - 6.7%3
6.1%
6.0%
5.3%
FY23
FY24
FY25
FY26E

Bottom Line Is Strengthening

Adj. Earnings Per Share[1,4]



+14% CAGR
$3.20 - $3.453
$3.00
$2.69
$2.27
FY23
FY24
FY25
FY26E

Q4'25 Wins

- *Delivered* ***five consecutive quarters*** *of results ahead of* ***both street consensus***[5] *and* ***its own guidance***
- ***Expanded intimates market share for 3rd consecutive quarter*** *with share up low single digits in the quarter*
- *Overall* ***customer count grew low single digits****, led primarily by new customer acquisition*
- ***Spend per customer up mid single digits***
- ***Brand relevance*** *and* ***purchase consideration*** *metrics at* ***highest levels*** *in several years*

Source: Company filings

1) Represents non-GAAP financial measure. Adjusted operating income rate, expressed as a percentage of net sales, is a non-GAAP financial measure. Refer to "Non-GAAP Financial Measures" in the Appendix for additional information, including a reconciliation of adjusted operating income and adjusted net income attributable to VS&Co (referred to herein as "adjusted net income") to the most directly comparable GAAP financial measure
2) Reflects $130M of gross tariff – negative impact of $85M to operating income net of mitigation efforts. Refer to "Non-GAAP Financial Measures" in the Appendix for additional information
3) Guidance range as of March 5, 2026
4) Defined as adjusted net income per diluted share
5) Street Consensus represents the aggregate market expectation of sell-side research based on FactSet

9

Delivering Strong Results and Continued Momentum

+5%

FY25 Comp Sales Growth
~2 pts Above Consensus Estimate

$6.55B

FY25 Net Sales
~1% Above Consensus Estimate

$403M

FY25 Adj. Operating Income[1]
~5% Above Consensus Estimate

$3.00

FY25 Adj. Earnings per Share[1]
~10% Above Consensus Estimate



Outlook (As of March 5, 2026)

$6.85-$6.95B

FY26E Net Sales[2]

$430-$460M

FY26E Operating Income[2]

$3.20-$3.45

FY26E Earnings per Share[2]

Source: Company filings; FactSet (5/15/26)
Note: Consensus estimate refers to FactSet consensus as of 5/15/26

1) Represents non-GAAP financial measure. Adjusted earnings per share is defined as adjusted net income per diluted share. Refer to "Non-GAAP Financial Measures" in the Appendix for additional information, including a reconciliation of adjusted operating income and adjusted net income attributable to VS&Co (referred to herein as "adjusted net income") to the most directly comparable GAAP financial measure
2) Guidance as announced in Q4 2025 Earnings Release as of 3/5/26

10

The Board and Management Team's Actions Are Delivering Meaningful TSR Outperformance



TSR Since Announcement of Hillary Super's Appointment as CEO 8/14/24[1]
141%
+155%
+103%
+114%
(14%)
38%
27%
TSR Since Path to Potential Announcement 3/5/25
107%
+97%
+90%
+79%
10%
17%
28%
1-Year TSR
98%
+79%
+80%
+70%
19%
18%
28%
VICTORIA'S SECRET
Peers Used by Research Analysts[2]
S&P 500 Consumer Discretionary Distribution & Retail Index[3]
S&P 600 Small Cap

Source: FactSet (5/15/26)

1) Calculations are based on the unaffected trading day (i.e., the trading day immediately prior to announcement)
2) Analyst peer group includes peers that at least one analyst references in initiating coverage research reports and is comprised of Abercrombie & Fitch, American Eagle, Gap, Urban Outfitters, Levi, Buckle, Carters, Torrid, Lululemon, Aritzia, Bath & Body Works, Capri, Dillard's, Genesco, J.Jill, Kohl's, Macy's, The Children's Place, Tilly's, Tapestry, Zumiez, H&M, Industria de Diseno Textil (Inditex) and Vera Bradley
3) The S&P 500 Consumer Discretionary Distribution & Retail Index is a point of comparison referenced by BBRC in its public letter dated May 4, 2026; the index consists of S&P 500 companies classified under the distribution & retail sub-industry groups within the broader Consumer Discretionary sector of the GICS (Global Industry Classification Standard)

11

Research Analyst Price Targets Validate Strategy



% of Buy Ratings
Price Target[1]
+283% increase in median analyst price target since new CEO announcement[2]
$67.00
$17.50
78%
25%
Aug 2024
Today

WELLS FARGO

"There are few opportunities to become bullish on apparel... and this is one."

5/8/26

Jefferies

"We believe Victoria's Secret is transitioning from recovery to structural growth, led by innovation in its bra and PINK, reestablishing relevance."

4/23/26

UBS

"Management is successfully repositioning its Victoria's Secret and PINK brands... its turnaround playbook is working. This should lead to sustained comp sales growth."

3/12/26

Source: FactSet (5/15/26), Analyst Research
Note: Permission to use quotations neither sought nor obtained
1) Reflects analyst median
2) Median of latest analyst research target prices as of May 15, 2026 measured against median of latest analyst research target prices as of August 13, 2024, the date before the public announcement of Ms. Super's appointment

12

The Board Is Taking Decisive Action on Adore Me

The 2022 acquisition aligned with the Company's strategic goals at the time. Since then, the Board of Directors and new management team have taken decisive steps to optimize the business and its value creation for shareholders

Acquisition Process, Structure & Rationale

Acquisition of Adore Me, announced on November 1, 2022, was aligned with the Company's strategic goals at the time

Robust review process

- Board met multiple times to review transaction with external advisors
- Independent financial advisor provided valuation support
- Board unanimously approved the transaction

Strong strategic rationale at the time

- Accelerated digital and tech innovation
- Expanded reach to younger and more diverse customer base with differentiated inclusive positioning
- Strengthened growth and margin profile
- In-line with other acquisitions at the time as retail companies navigated new post-COVID-19 omnichannel environment

Deliberate purchase structure with performance- based protection

- 2-year period for additional contingent consideration
- ~30% of total consideration based on sales, EBITDA targets and achievement of strategic objectives

BARCLAYS

"We believe that the acquisition of Adore Me, Inc. aligns with VSCO's long-term strategy." 11/1/22

Jefferies

"...this acquisition further bolsters VSCO's product offering and technological capabilities and could ignite additional growth opportunities..." 11/1/22

Actions We've Taken

The Board has taken decisive steps to turn the Adore Me business around and create value for shareholders

Oversaw installation of new leadership

- The Board supported new CEO Hillary Super in replacing 50% of the senior leadership of the Company, including the founder of Adore Me
- In August 2025, the Company appointed a new head of Adore Me

Announced strategic review of DailyLook

- On March 5, 2026, Company announced it was evaluating options to best position DailyLook for long-term success

Taking additional actions to optimize Adore Me

- Ended the subscription offering and shifted toward a loyalty-based model
- Continuing to assess the business and explore opportunities to optimize the business within our portfolio

BBRC continues to demand that VS&Co immediately exit the business entirely, even if at a significant loss

Source: Company filings, Analyst Research
Note: Permission to use quotations neither sought nor obtained
1) Reflects company filing disclosure of ~$700M total consideration, including $80–300M of deferred consideration; the maximum $300M includes $80M fixed consideration and $220M performance-based consideration

13

Our Board: Engaged, Evolving, and Accountable...

We have a highly engaged, recently refreshed Board with the skills and expertise to oversee our turnaround

Significant and Deliberate Refreshment Since Spin-off from L Brands in August 2021

2021
VS&Co is spun off from L Brands and becomes own public company
Donna James elected Chair; tasked with leading newly constructed board

2022
Mariam Naficy elected to the Board
An expert in digital and direct-to-consumer retailing, and modern media marketing

2023
Rod Little elected to the Board
As CEO of public consumer products company, brings decades of experience driving results

2024
Hillary Super appointed CEO & Board Director
Brings three decades of retail merchant expertise and a successful track record leading brands at the highest level

2025
David McCreight elected to the Board
Extensive experience serving as CEO of various companies in the retail industry

2026
Naficy informs Board she will not stand for re-election in light of BBRC's campaign
Board announces search for new director with her technology and AI skillset

Our Current Board Nominees

Board Skills Are Aligned with the Path to Potential Strategy[1]

Metric	Category	Description
~78%	Women Directors	Deep alignment with customers
~97%	Director Attendance	Average director attendance across the 56 meetings held during FY21-25
100%	Women Committee Chairs	All committees are led by women and 100% independent
~67%	Retail Industry	Deep sector experience
~78%	Brand Transformation	Expertise in executing strategies in changing market conditions
~67%	International Expansion	Experience managing global operations
~67%	Omnichannel Strategies	Experience with digital e-commerce and enterprise technology transformation
100%	Director Ownership	All non-employee directors in compliance with our stock ownership guidelines as of 4/15/26

Source: Company filings

1) For each category, Board experience includes directors with "expertise" or "substantial knowledge" as per the Company's 2026 DEF 14A. Board statistics do not include Ms. Mariam Naficy, who is not standing for reelection at the 2026 Annual Meeting

14

...and United in Our Commitment to Acting for All Shareholders

The Board Unanimously Supports a Vote "FOR" Our Chair Donna James

Why Donna James?



Independent Chair

Committees:
Audit; Nominating and Governance

- **Wealth of public company board leadership expertise at leading U.S. public companies**
  - Experience includes Coca-Cola Enterprises, Marathon Petroleum, Time Warner Cable and Hartford Insurance (where she currently serves as Chair of the Audit Committee)
- **Proven value creator, evidenced by ~196% average TSR outperformance versus the S&P 500 during her time on multiple public company boards[1]**
- **Instrumental in leading the L Brands spin-off**
  - She was selected to lead the board of Victoria's Secret as a new public company given her expertise
- **Helped lead CEO search process and oversee the creation and execution of the Company's Path to Potential strategy**
  - Her actions are yielding results: 141% total shareholder return since announcement of VS&Co CEO appointment
- **Supported by the Company's shareholders**
  - Shareholders (excl. BBRC) have supported Donna every year since Victoria's Secret completed its separation by over ~87%[2]

Average TSR During Ms. James's Tenure[1]



+196%
349%
154%
Ms. James Directorship
S&P 500

Select Precedent Large-Cap Directorships

American Electric Power · Boston Scientific · Coca-Cola Enterprises · Marathon Petroleum Corporation · The Hartford · Time Warner Cable

Elected Unanimously by the Board



Irene Chang Britt
Director Since: 2021



Sarah Davis
Director Since: 2021



Jacqueline Hernández
Director Since: 2021



Rod Little
Director Since: 2023



David McCreight
Director Since: 2025



Mariam Naficy
Director Since: 2022[3]



Lauren Peters
Director Since: 2021



Anne Sheehan
Director Since: 2021



Hillary Super
Director Since: 2024

Source: FactSet (5/15/26), Company filings

1) Total shareholder returns' average over length of tenure are compared against S&P 500 average and assume dividends are re-invested on ex-dividend date. Donna James's directorship at Marathon Petroleum includes her position as independent director from July 2011 through October 2018 but not subsequently as board advisor. Other directorships included are Victoria's Secret, Hartford Insurance, American Electric Power, Boston Scientific, Bath & Body Works, Time Warner, Coca-Cola Europacific Partners and CNO Financial Group
2) Calculated by excluding BBRC's AGAINST votes, based on BBRC's reported beneficial ownership in its Form 4, filed April 4, 2025; Schedule 13D, filed February 1, 2024 and Schedule 13G, filed February 13, 2023
3) In response to BBRC's campaign, Mariam Naficy informed the Board she will not stand for re-election at the 2026 Annual Meeting in light of her near-term professional commitments and the time and attention required to engage with BBRC's campaign

15

Donna James: Proven Value Creator Acting in Best Interests of ALL Shareholders

As Chair, Donna James provides extensive public company board and corporate governance expertise, including leadership experience during times of company turnarounds and management transitions

	A Unique Skillset	Example	Result (TSR performance vs. S&P 500 or sale price)[1]
1	Not Her First Spin: Appointed to boards of Marathon Petroleum (MPC) and Time Warner Cable immediately following their separations to provide leadership to new public companies	Marathon Petroleum Corporation Time Warner Cable	+214% +664%
2	Unique Governance Expertise: Chairs Audit Committee of The Hartford, building off experience as former Audit Chair at three other public companies; also served as Executive Compensation Committee Chair for Boston Scientific	The Hartford Boston Scientific	+94% +70%
3	Track Record of Successful CEO Transitions: Trusted Board leader during CEO search processes and subsequent succession planning at Coca-Cola Enterprises (CCE) and MPC, among others	Coca-Cola Enterprises	+76%
4	Deep Retail and Intimates Sector Expertise: Extensive, relevant boardroom experience in specialty retail, consumer products and women-focused brands	Lbrands	+801%
5	Successful M&A Track Record: Helped lead, including as Audit Committee Chair, the sale of Time Warner Cable to Charter Communications; director at CCE at time of company's sale of North American bottling operation to Coca-Cola	Time Warner Cable Coca-Cola Enterprises	$78.7 bn $12.3 bn

Source: FactSet (5/15/26), Company filings

1) Total shareholder returns' average over length of tenure are compared against S&P 500 average and assume dividends are re-invested on ex-dividend date. Donna James's directorship at Marathon Petroleum includes her position as independent director from July 2011 through October 2018 but not subsequently as board advisor

16

A Multi-Year, Good-Faith Engagement with BBRC

The Board evaluated Mr. Blundy twice through a robust process led by its Nominating and Governance Committee. Throughout its engagement, the Board acted in good faith and offered constructive alternatives to protect the Company and sustain Path to Potential momentum

2022

Initial Stake & Engagement

- Accumulation and first call – Blundy referenced, among other things, his **prior bid to acquire Company from L Brands**
- Donna James and Anne Sheehan met with Blundy at his request to discuss the lingerie sector and VS&Co's performance

2023

Board Demands

- Prior to AGM, Blundy stated preference for smaller Board
- Over the summer, BBRC objected to the Board's recent expansion to add a new member
- Following Blundy's request, Nominating and Governance Committee **agreed to evaluate appointing Blundy as a director candidate and interviewed him**
- Follow-up interview with Blundy to discuss Board concerns with his candidacy, including potential reputational risk to Company

2024

First Proposed Resolution; Increased Conflict Concerns

- In January, Board rejected Blundy's request to be added to the Board and proposed information-sharing agreement, which he declined
- In December, VS&Co raised concerns about **BBRC improperly accessing VS&Co sales data during store visits**
- BBRC's legal counsel confirmed BBRC had destroyed all sales and other confidential, trade secret information VS&Co contended had been misappropriated

2025

BBRC Escalation and Renewed Board Seat Demand; Board Reevaluated, Proposed Alternative Resolution

- BBRC objected to David McCreight's nomination and continued to insist that Mr. Blundy should be appointed to Board
- On May 19th, following share purchases and Blundy's unwillingness to confirm intended ownership, VS&Co adopted a rights plan to protect the best interests of all shareholders
- Over the summer, BBRC publicly criticized the Company's performance, among other things, and expressed his desire to discuss his investment with the rest of the Board. In response, the Company invited Mr. Blundy to present in-person to the full Board
- **In September, Blundy presented to the Board and demanded: 4 new directors (including himself and a 2nd BBRC rep.); 4 current directors resign including the Chair (and that he be considered for the Chair role); 2 seats on comp. and audit committees (1 for a BBRC rep., 1 for an independent); significant operational involvement for himself; a "strategic re-set" including a review of Adore Me and DailyLook; and termination of the rights plan**
- **VS&Co agreed to reevaluate** Blundy and any other BBRC candidates (but BBRC never identified anyone other than Blundy)
- In November, BBRC issued a public letter demanding Board representation and threatening a proxy contest. Following an in-depth assessment the Board rejected Blundy as a director and explained its conduct, competitive and other concerns in detailed, private letters
- In December, **VS&Co proposed a constructive cooperation agreement including a mutually agreed independent director**, a capital allocation review, a rights plan withdrawal and a standstill, but BBRC rejected and continued to demand representation for Blundy

2026

BBRC Launches Proxy Fight

- In January, VS&Co reaffirmed it would not appoint Mr. Blundy and reiterated prior proposal for constructive resolution
- On May 1, VS&Co filed its proxy statement and **stated it would not renew the rights plan**
- On May 4, **BBRC launched a withhold campaign**

4+ years of engagement | 90+ discrete interactions | 2 comprehensive reviews of his candidacy | Multiple attempts at a constructive resolution

Source: Company filings; for a more detailed background, please see pages 5-18 of the Company's proxy supplement filed on DEFR 14A on May 11, 2026
Note: Timeline is not inclusive of all events

17

BBRC and Blundy's Track Record Undercut the Legitimacy of Their Claims

Concerns	Facts and Assessment	Conclusion
Worst-in-Class Governance and Public Company Oversight	• No prior experience as a director of a U.S. public company • Blundy's statements during director candidate interviews raised questions regarding his understanding of the role and responsibilities and his preference for operational involvement instead of being involved in "Board stuff" • Lovisa (40% owned by BBRC and chaired by Mr. Blundy) has weak governance scores and has received five strikes in a row against its remuneration report, including shareholders outright rejecting the remuneration report at each of Lovisa's last three shareholder meetings with 73-77% of votes cast against[1]	✗
Reputational Issues and Lack of Risk Oversight	• Pattern of hiring executives with a history of serious allegations of sexual harassment or other misconduct • Reported and alleged instances of harassment and highly inappropriate employee policies that occurred under Mr. Blundy's oversight at companies that he controlled or effectively controlled	✗
Conflicts / Competitive Concerns	• Mr. Blundy's new company, Léays, describes itself as a global lingerie, sleepwear and beauty brand, and appears designed to compete directly with Victoria's Secret • Prior to the launch of this brand, a BBRC representative visited 17 VS&Co retail locations and misrepresented his relationship with VS&Co to get behind the Company's registers, where he attempted to, and in a number of cases succeeded in, accessing and taking pictures of confidential information • These efforts went beyond traditional shareholder channel checks or other typical "market checks" and instead involved misleading store employees and seeking unauthorized behind-the-counter access to confidential Company information	✗
Lack of Strategic Contributions and Disruptive Flip-Flopping Demands	• 4+ years of engagement without sharing specific value-creation ideas or insights for VS&Co – always insisting on the need for additional information • Demand Chair removal but have not presented an alternative strategy other than what management is already executing on • Constantly changing demands throughout the engagement (four directors, chair, executive input, etc.)	✗
Prior Interest in Buying Control	• Previously submitted a bid to acquire the Company and subsequently accumulated a significant ownership stake • After three years of violating U.S. antitrust law, BBRC made corrective HSR filings which would enable purchases up to 49.99% • BBRC undertook a rapid accumulation of shares at the same time as it was refusing to answer about its interest to acquire the Company, leading to concerns that Mr. Blundy was trying to acquire creeping control of VS&Co without paying an appropriate premium to shareholders	✗
International Retail Value Creation Track Record	• Mr. Blundy and BBRC have prior investments in and exits from lingerie brands and have experience with retail platforms (including Lovisa) • However, his retail experience alone does not resolve the Board's concerns, and his track record of businesses is not aligned with VS&Co's brand ambitions	✓

This is BBRC's brand, Léays – look familiar?

Instagram (10/23/25)

leaysofficial



Facebook (7/25/25)


Léays
Léays

Source: Public filings

1) In Australia, a strike is where 25% or more of the votes cast oppose the remuneration report resolution at a shareholder meeting

18

The Board’s Good Faith Engagement and Proposed Resolution We Proposed a Constructive Instead, BBRC Chose to Pursue a Distracting, Resolution Expensive Campaign • Invited Blundy to present to the Board and provide • No case for change – no differentiated strategy or input into the Company’s capital allocation strategy operational plan has been presented • Proposed a mutually-agreed independent director and • Focused on revisiting past decisions rather than joint cooperation agreement supporting forward progress • Offered an information-sharing agreement to enable • Introduces unnecessary distraction at a critical point in BBRC to receive confidential information and provide the Company’s transformation ongoing dialogue and input • Campaign initiated only after the Board declined to • Provided a clear path to incorporate Mr. Blundy’s input appoint Mr. Blundy, after he had threatened for months while maintaining strong governance standards to initiate a proxy fight The Board is prioritizing… BBRC is seeking… ü Stability and continued support for the Company’s û Board Chair removal in the middle of a successful strategy and leadership at a critical moment for the turnaround because the Board rejected him as a business to drive long-term value for all shareholders director 19

Comparing the Company’s Facts… VERSUS …BBRC’s Mischaracterizations 20

Setting the Record Straight on BBRC's Misleading Claims

Business and Strategy (TSRs) – The Full Picture

No Matter How You Slice It, Victoria's Secret is Outperforming Peers

	6-Month TSR	1-Year TSR	Since Path to Potential Announcement 3/5/25	Since Announcement of Hillary Super's Appointment as CEO 8/14/24[2]	3-Year TSR	Since Spin (7/21/21)
VICTORIA'S SECRET	29%	98%	107%	141%	78%	8%
vs. Peers Used by Research Analysts[3]	+32%	+79%	+97%	+155%	+49%	+49%
vs. FY25 Proxy Peer Group[4]	+29%	+91%	+95%	+135%	+11%	+20%
vs. FY26 Proxy Peer Group[5]	+30%	+96%	+96%	+144%	+59%	+22%
vs. S&P 1500 Specialty Retail Index	+36%	+104%	+112%	+138%	+51%	(16%)
vs. S&P 600 Small Cap	+11%	+70%	+79%	+114%	+24%	(24%)
vs. S&P 500 Consumer Discretionary Distribution & Retail Index	+22%	+80%	+90%	+103%	(12%)	(36%)
vs. BBRC White Paper Peers[6]	+40%	+110%	+97%	+145%	(72%)	(28%)

BBRC's Claim

"VS has largely underperformed the S&P 500 Consumer Discretionary Distribution & Retail Index and its peers since its 2021 spin-off"[1]

The Facts

- BBRC is focused on the wrong time period. The long-term TSR is affected by post-spin shareholder turnover, COVID peak normalization, and prior management
- BBRC's white paper peer group is an arbitrary peer group, and he provides no third-party support, while we benchmark established sector indices and peers used by research analysts
  - There is no perfect comparable for VS&Co., which is why we look at a basket of specialty retailers and refer to peers used by research analysts
  - BBRC has cherry picked a subset of these specialty retail peers – AEO, ANF, GAP, URBN – who all differ from VS&Co. in business mix, geographic mix, and brand positioning. All of these peers operate in the broader apparel category, and none focus on intimates specifically
  - BBRC also includes WACLY – although WACLY is focused on intimates, it has a vastly different operating model as it relies primarily on wholesale channels; furthermore, a majority of the company's sales are generated in Japan
- The current Board's actions produced strong relative TSR since Hillary's appointment, since the Path to Potential, and over the last year

Source: FactSet (5/15/26)

1) BBRC presentation from May 18, 2026
2) Calculations are based on the unaffected trading day (i.e., 8/13/24, the trading day immediately prior to announcement)
3) Analyst peer group includes peers referenced by at least one analyst in initiating coverage research reports and is comprised of Abercrombie & Fitch, American Eagle, Gap, Urban Outfitters, Levi, Buckle, Carters, Torrid, Lululemon, Aritzia, Bath & Body Works, Capri, Dillard's, Genesco, J.Jill, Kohl's, Macy's, The Children's Place, Tilly's, Tapestry, Zumiez, H&M, Industria de Diseno Textil (Inditex) and Vera Bradley
4) Includes fiscal 2025 executive compensation committee proxy peers, comprised of Abercrombie & Fitch, American Eagle, Bath & Body Works, Burlington, Capri, Gap Inc., G-III, Levi Strauss, Lululemon, PVH, Ralph Lauren, Ross, Tapestry, Ulta Beauty, Under Armour, Urban Outfitters, VF Corp. and Williams-Sonoma. Big Lots and Hanesbrands have been excluded from the calculation due to Big Lots' Chapter 11 filing on 9/9/24 and subsequent sale to Gordon Brothers announced on 12/27/24 and Hanesbrands' sale to Gildan announced on 8/13/25
5) Includes fiscal 2026 executive compensation committee proxy peers, comprised of Abercrombie & Fitch, American Eagle, Bath & Body Works, Capri, Columbia, Gap Inc., G-III, Levi Strauss, Lululemon, PVH, Ralph Lauren, Signet, Tapestry, Ulta Beauty, Under Armour, Urban Outfitters, VF Corp. and Williams-Sonoma. Hanesbrands has been excluded from the calculation due to its announced sale to Gildan on 8/13/25
6) Includes American Eagle, Abercrombie & Fitch, Gap Inc., Urban Outfitters, and Wacoal Holdings

21

Setting the Record Straight on BBRC's Misleading Claims

Business and Strategy (Capital Allocation)

VS&Co's Board Has Taken a Disciplined and Balanced Approach to Capital Allocation

BBRC's Claim | *"Failed Capital Allocation"*[1]

Paid down ~$150M in debt and halved net leverage ratio since FY23[2]



1.5x
1.3x
0.7x
FY23
FY24
FY25

$625mm in shares repurchased since FY21



$250M3
$500M3
$625M3
FY21
FY22
FY23

Capex investment of ~3% of sales, focused on enhancing the customer experience and strengthening technology capabilities



$256M
$178M
$187M
FY23
FY24
FY25

BBRC does not clearly define the time period for the VWAP used to compare VS&Co's weighted average repurchase price. The VWAP periods referenced in BBRC's analysis do not reconcile to the headline claim nor do they reflect the specific windows when the Company was actually repurchasing shares. Measured against the appropriate benchmark – VWAP during the actual repurchase period for each respective buyback – VS&Co bought shares at a ~2% discount to VWAP. The Company's weighted average repurchase price of $44.42 also represents a 3% discount to VS&Co's current share price[4]

Source: Company filings

1) BBRC letter from June 9, 2025
2) References non-GAAP financial measure. Net leverage ratio is calculated based on adjusted EBITDA. Refer to "Non-GAAP Financial Measures" in the Appendix for additional information, including a reconciliation of adjusted EBITDA and net leverage ratio to the most directly comparable GAAP financial measure
3) Reflects cumulative spend on share repurchases since spin-off completion date as of 8/3/21
4) Current price as of 5/15/26 and volume weighted average price over the course of the repurchase

22

Setting the Record Straight on BBRC's Misleading Claims – *Board and Governance*

BBRC's Claim	The Facts	Select VS&Co Proof Points
"Board refreshes haven't gone far enough"[1]	VS&Co has a highly engaged, experienced and recently refreshed Board, having added three new independent directors since 2022	**3** New independent directors since 2022 **1** New CEO since 2024 **<5** years as a public company *Board has taken decisive action under the leadership of Donna James*
"25% of votes cast the 2025 annual meeting opposed the compensation of named executive officers"[1]	Excluding BBRC's "Against" vote, Company has received ~96% average Say-on-Pay support since first Annual Meeting[2]	Say-on-Pay Support[3] 99% 97% 85% 95% 83% 91% 76% 2022 2023 2024 2025 As Reported Vote Results (ex. BBRC) *Our payout plan should be evaluated against our disclosed incentive framework – not against BBRC's policy which represents one investor's view and is not specific to our Company*
"The Board determined to entrench itself by unilaterally adopting a restrictive poison pill"[1]	Board adopted short-term rights plan in light of BBRC's rapid accumulation and Mr. Blundy's desire to join the Board	Rationale in May 2025 for adopting the pill: Less than a month before 2025 AGM, Board believed it needed to act quickly to protect the interests of other shareholders; BBRC had violated antitrust laws and had ability to buy 49.99% of Company The Board determined not to extend the pill: *We engaged in robust dialogue with our shareholders and Board affirmatively determined to let the pill expire in accordance with its terms*
"Mishandled cybersecurity incident"[1]	Board acted swiftly, with third-party experts, to eradicate unauthorized network access and prevent incident from becoming a material breach	*Upon detection of a breach on May 24, 2025:* • We immediately enacted our response protocols to contain and eradicate unauthorized network access; third-party experts were engaged • Incident was resolved, with all systems restored and fully operational in Q2 2025 *Since becoming an independent company in 2021, VS&Co has not experienced a material cybersecurity or information security breach*
"Mariam Naficy… will not stand for reelection… an admission of the deal's failure"[1]	Mariam decided not to stand for election in light of her near-term professional commitments and the time required to engage in a proxy contest – it had nothing to do with Adore Me	*Capital allocation decisions are made collectively by the full Board, not any single director* *We continue to actively assess Adore Me and evaluate opportunities to optimize it within our portfolio, consistent with our Path to Potential strategy, which was announced in March 2025, and that strategy's focus on core growth drivers*

Source: Company filings, Public filings
1) BBRC's presentation from May 18, 2026
2) Calculated by subtracting BBRC's disclosed ownership position in each corresponding proxy statement from the "Against" tally reported in the vote results after each Annual Meeting
3) Percent support calculated as: For / (For + Against)

23

Setting the Record Straight on BBRC's Misleading Claims – *Donna James*

BBRC's Claim	The Facts	Select VS&Co Proof Points
"Ms. James' 25-Year Tenure Has Led to Weakened Objectivity"[1]	VS&Co has only operated as an independent public company since 2021 following its separation from the significantly larger and diversified L Brands organization. Since then, the Board has substantially refreshed	*Victoria's Secret and its Board have existed independently for five years. Bath & Body Works – not VS&Co – was the legal successor to L Brands*
"Stockholder Support for Ms. James' Reelection Has Dwindled"[1]	Ms. James continues to receive strong shareholder support despite a targeted activism campaign, reflecting confidence in the Board's oversight of VS&Co transformation	*Shareholder Support for Donna (ex. BBRC)*: 2023: 98%; 2024: 88%; 2025: 87%
"No executive experience at a retail or consumer brands company"[1]	As independent Chair Ms. James provides governance oversight and strategic leadership, complemented by a Board that includes multiple current and former retail and public company CEOs with deep operating expertise	Select Boards on Which Ms. James Has Served: American Electric Power, Boston Scientific, Coca-Cola Enterprises, Marathon Petroleum Corporation, The Hartford, Time Warner Cable + **2** *Current / Former Retail CEOs on the VS&Co Board*

Source: FactSet (5/15/26), Company filings, Public filings
1) BBRC's presentation from May 18, 2026

24

Setting the Record Straight on BBRC's Misleading Claims – *Engagement with BBRC*

BBRC's Claim	The Facts	Select VS&Co Proof Points
"The Board … concocted unsubstantiated reasons why Mr. Blundy could not serve as a director"[1]	The Board acknowledges Blundy's operational experience in low-cost retail *BUT* identified significant reputational, legal, conflict of interest and governance risks with his candidacy	**2** *BBRC portfolio companies with reported allegations of misconduct*; **17** *Store visits by BBRC while misrepresenting affiliation with VS&Co*; **3** *Number of years BBRC violated U.S. antitrust laws* → *Owns a "global lingerie, sleepwear and beauty brand"*
"Subjecting BBRC's founder to hours-long deposition-style interrogations"[1]	The Board followed its regular engagement and evaluation process but given the risks identified, further diligence was required	*We did not seek to be confrontational, but were merely seeking relevant information to questions he refused to answer*; *L Brands Settlement creates a high bar for director qualifications*
"This apparent attempt to smear Mr. Blundy's name highlights the Board's double standard"[1]	The Board engaged with BBRC extensively over 4 years and attempted repeatedly to reach a private resolution, but Mr. Blundy launched a public proxy fight	**4+** Years of engagement; **90+** Discrete interactions since 2022; **2** Fulsome reviews of his candidacy → *Multiple attempts at a constructive resolution*
"BBRC is not seeking to install itself on the Board"[1]	Mr. Blundy demanded to be on the Board multiple times, asked for 4 seats along with committee roles and significant operational involvement. He never proposed anyone but himself and launched this proxy fight after the Board rejected him as a director. Blundy's latest flip-flopping demand is to remove the Company's Chair in the middle of a turnaround that is working	**How BBRC Describes Brett Blundy on Page 7 of Their Deck** • As a 13% stockholder with more than 45 years of global specialty retail experience, we believed our addition to the Board would ensure stockholders' interests are being represented and inject relevant expertise. **BBRC's Recommended Focus Area for a New Board Chair on Page 35** 

Board Refreshment
✓ Appoint a director who brings a stockholder's perspective
✓ Strengthen the Board's retail operating expertise to support the turnaround

Source: Company filings, Public filings
1) BBRC's presentation from May 18, 2026

25

Vote FOR Victoria’s Secret’s Board and Our Continued Momentum 26

Vote FOR Victoria's Secret's Board and Our Continued Momentum

The Path to Potential Is Delivering — Don't Disrupt the Momentum

Donna and the Board Took Decisive Action and the Turnaround Is Working

- ✓ Recruited Hillary Super and refreshed more than half of the senior leadership team
- ✓ Launched the Path to Potential Strategy focused on bras, PINK, beauty and disciplined execution. Actively optimizing Company portfolio and announced review for DailyLook
- ✓ Total shareholder return of 141% since new CEO announcement is significantly outperforming peers and indices under the new leadership team and strategy[1]
- ✓ The market is recognizing our potential – since the announcement of Hillary's appointment as CEO, the median analyst price target has increased by 283%[2]

The Right Changes Have Already Been Made

- ✓ The Board recognized the need for change and delivered a course correction by strengthening leadership, improving execution and accelerating growth
- ✓ Donna led the transition to a new public company, the CEO change and the strategic reset which is now driving results and outperformance
- ✓ Supported by a Board with extensive retail and public company CEO experience
- ✓ Continuing execution – not boardroom disruption – is the best path to sustained shareholder value creation

BBRC Offers Distraction and Risk – Not a Better Plan

- ✗ No alternative operating strategy
- ✗ No differentiated value creation framework
- ✗ A campaign focused on revisiting the past and Brett Blundy instead of supporting the momentum underway today

Source: FactSet (5/15/26), Analyst Research

1) FactSet (5/15/26). Calculations are based on the unaffected trading day (i.e., 8/13/24, the trading day immediately prior to announcement). Performance relative to: analyst peer group, which includes peers that at least one analyst references in initiating coverage research reports and is comprised of Abercrombie & Fitch, American Eagle, Gap, Urban Outfitters, Levi, Buckle, Carters, Torrid, Lululemon, Aritzia, Bath & Body Works, Capri, Dillard's, Genesco, J.Jill, Kohl's, Macy's, The Children's Place, Tilly's, Tapestry, Zumiez, H&M, Industria de Diseno Textil (Inditex) and Vera Bradley; the S&P 500 Consumer Discretionary Distribution & Retail Index, which is a point of comparison referenced by BBRC in its public letter dated May 4, 2026 (the index consists of S&P 500 companies classified under the distribution & retail sub-industry groups within the broader Consumer Discretionary sector of the GICS (Global Industry Classification Standard)); and the S&P 600 Small Cap

2) Median of latest analyst research target prices as of May 15, 2026 measured against median of latest analyst research target prices as of August 13, 2024, the date before the public announcement of Ms. Super's appointment

27

Appendix 28

Setting the Record Straight on BBRC's Misleading Claims

Business and Strategy (Comparison to Aerie)

BBRC's Claim	Key Facts about VS&Co	Why BBRC's Lens Is Misleading
"Aerie is the closest direct competitor to VS&Co, and VS has delivered weaker revenue growth relative to its closest peer"	**VS&Co is intimates-led** VS&Co is fundamentally intimates-led, with bras, panties, lingerie and PINK at the core, supported by beauty and lifestyle adjacencies	✕ **Different business mix** Only ~1/3[1] of Aerie's business is intimates and the key drivers of its topline growth have been in non-intimates categories, in particular its OFFLINE active wear sub-brand
"VS has delivered inferior operating margins relative to Aerie"	**VS&Co's brands each have distinct positioning** Victoria's Secret is rooted in a sexy, glamorous, accessible luxury positioning targeting 25- to 35-year-olds PINK is rooted in its bold, playful and irreverent DNA – an iconic lifestyle brand for Gen Z	✕ **Aerie has a fundamentally different brand positioning** Its brand identity is rooted in body positivity and comfort
The Facts • **Aerie is not the closest direct competitor to VS&Co** • **BBRC's margin comparison is mismatched and misleading**	**Use WholeCo / adjusted lens** AEO WholeCo is a structurally more comparable benchmark; in this context, VS&Co's FY25 adj. operating income rate is 23bps higher than that of AEO's adj. operating margin of 5.9%. VS&Co also trade at a higher TEV / NTM Adj. EBITDA multiple[2]	✕ **BBRC makes misleading apples-to-oranges comparisons between Aerie and VS&Co's margins** Aerie is a segment within AEO and the operating income that BBRC uses to compare against VS&Co does not reflect any allocated corporate expenses, which any WholeCo operating income margin would include

Source: Company filings, Management materials, FactSet (5/15/26)
Note: Segment operating income is not directly comparable to WholeCo operating income unless corporate-level costs / unallocated expenses are reflected
1) Represents Aerie business mix disclosed on Q2 2026 Earnings Call; approximate share of revenue in intimates
2) VS&Co trades at TEV / NTM Adj. EBITDA multiple of 9.2x versus AEO 6.6x as of 5/15/26 based on FactSet Consensus estimates. Adjusted operating income rate, expressed as a percentage of net sales, is a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure. Refer to "Non-GAAP Financial Measures" in the Appendix for additional information, including a reconciliation of adjusted operating income and adjusted EBITDA to the most directly comparable GAAP financial measure

29

Setting the Record Straight on BBRC's Misleading Claims

Business and Strategy (FY21 to FY25 Track Record)

BBRC's analysis uses an inappropriate FY21 peak / post-COVID reopening base and ignores the Company's current trajectory: VS&Co is now prioritizing profitable growth, improving margins despite tariff and disruption pressure, and actively managing the store fleet to increase productivity rather than simply maximize store count

BBRC's Claim

"Since its 2021 spin-off, the board has destroyed significant stockholder value"

The Facts

- **FY21 is the wrong base year**
  - It was a post-COVID-19 reopening peak, not a normalized benchmark
  - The business has a smaller store footprint today than in 2021. Store base contraction is not evidence of failure – it is active fleet management
- **The current business is improving; growth has returned and margins are expanding**



YoY Comp Sales %
(9%)
0%
5%
FY23
FY24
FY25



Adj. Operating Income Rate %1
5.3%
6.0%
6.1%
FY23
FY24
FY25

- In FY25, VS&Co delivered **+5% comparable sales, $403mm of adjusted operating income[1], and $3.00 of adjusted EPS[1]**, all above guidance. The Company also delivered **a 37.0% adjusted gross profit[1] rate despite ~$130M[2] of gross tariff pressure**
- The improvement is expected to continue: FY26 guidance calls for **$6.85–$6.95B of net sales, $430–$460M of operating income, and $3.20–$3.45 of EPS**
- **FY25 SG&A has increased since 2021, but the comparison is explainable**
  - FY25 included long-lived asset impairment charges, deliberate increases in brand-building marketing investment, and increases in store selling expense tied to sales growth
  - The Company is intentionally protecting product and customer experience investment but has done meaningful cost take out, which has lowered the leverage point

Source: Company filings

1) Represents non-GAAP financial measure. Adjusted operating income rate, expressed as a percentage of net sales, is a non-GAAP financial measure. Adjusted earnings per share is defined as adjusted net income per diluted share. Refer to "Non-GAAP Financial Measures" in the Appendix for additional information, including a reconciliation of adjusted gross profit, adjusted operating income and adjusted net income attributable to VS&Co (referred to herein as "adjusted net income") to the most directly comparable GAAP financial measure

2) Reflects $130M of gross tariff – negative impact of $85M to operating income net of mitigation efforts

30

Compensation Aligned with Performance and Supported by Shareholders 1 VS&Co TSR Significantly Outperformed Peers by 44% … …While VS&Co’s Total CEO Compensation Was Essentially the Same ($ in millions) 1 FY 2025 Total Shareholder Returns 2025 Total CEO Compensation +44.3% +2.1% $14.4 $14.1 49.9% 5.6% 2 3 Victoria's Secret & Co. Proxy Peer Average Victoria's Secret & Co. Proxy Peer Average Excluding BBRC, Shareholders Consistently and Overwhelmingly Support Our Pay Program 4 Say-on-Pay Support 99.1% 97.0% 95.4% 91.2% 84.6% 83.0% 75.9% 2022 2023 2024 2025 As Reported Vote Results (ex. BBRC) 5 5 ~96% Average Say-on-Pay support since first Annual Meeting (ex. BBRC) Source: Company Filings, FactSet, Glass Lewis, Innisfree, ISS 1) Total shareholder return from 1/31/2025-1/30/2026 2) Includes fiscal 2025 proxy peers; excludes Big Lots, Inc. and Hanesbrands Inc. 3) Includes most recently disclosed total CEO compensation for fiscal 2025 proxy peers; includes average compensation of co-CEOs at lululemon athletica inc. 4) Percent support calculated as: For / (For + Against) 5) Calculated by subtracting BBRC’s disclosed ownership position in each corresponding proxy statement 31 from the “Against” tally reported in the vote results after each Annual Meeting

Compensation Program Aligned with Strategic Priorities

Incentives Aligned with Business Goals

Short-Term Incentive Plan	
Adjusted Operating Income	✓ 75% weighting across Spring, Fall and Annual performance periods ✓ Directly linked to long-term strategic plan and sustainable stockholder value
Net Sales	✓ 25% weighting across Spring, Fall, and Annual performance periods ✓ Aligned with strategic plan to be a profitable growth company
Strategic Modifier	✓ Focuses leadership on key objectives critical to the Company's long-term success, including initiatives that may not immediately affect net sales or operating income ✓ ±15% modifier for executive leadership ✓ 2025 focus areas: tariff mitigation and strategic change leadership

Long-Term Incentive Plan	
Adj. Operating Income Growth	✓ 50% of PSUs tied to 3-year adj. operating income goals ✓ Designed to support sustained profitability and long-term stockholder value
Relative TSR	✓ 50% of PSUs tied to 3-year relative TSR vs. the S&P 1500 Specialty Retail Index ✓ Measures performance against specialty retail peers facing similar market conditions
LTI Mix and Vesting	✓ CEO LTI is 60% PSUs / 40% RSUs ✓ Other executive officers' LTI is 50% PSUs / 50% RSUs ✓ PSUs vest after a 3-year performance period; RSUs vest over 3 years

At-Risk Pay is Directly Tied to Performance

FY 2025 Target CEO Pay Mix



Base
11%
Annual Cash
Incentive
19%
Long-Term
Incentive
70%

89% **of compensation is at-risk, including 70% tied to long-term value creation**

Source: Company Filings

32

Forward-Looking Statements As used in this document, “we,” “us,” “our” or the “Company” refers to Victoria’s Secret & Co. (together with its subsidiaries unless the context otherwise requires). Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “estimate,” “commit,” “will,” “target,” “forecast,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” or the negative of these words and any similar expressions, involve risks and uncertainties, many beyond our control, and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in any forward-looking statement. Factors that could cause actual results to differ include, among others: general economic conditions, inflation, and changes in consumer confidence and consumer spending patterns; market disruptions; uncertainty in the global trade environment, including tariffs and retaliatory measures; our ability to successfully implement our strategic plan; leadership changes and turnover in key positions; our ability to source, produce, distribute and sell merchandise globally, including risks related to geopolitical conflicts, supply chain disruptions (and related pricing impacts), currency fluctuations and labor disputes; fluctuations in freight, product input and energy costs; cybersecurity risks and our ability to maintain data security and privacy; shareholder activism matters; and other risks and uncertainties described in “Item 1A. Risk Factors” in our 2025 Annual Report on Form 10-K filed with the SEC on March 20, 2026. All forward-looking statements are made only as of the date of this document. Except as may be required by law, we assume no obligation to make publicly available any update or other revisions to any of the forward-looking statements contained in this document. Non-GAAP Financial Measures This document includes non-GAAP financial measures that present gross margin, operating income, net income and earnings per share (EPS), on an adjusted basis, which remove certain non-recurring, infrequent or unusual items that we believe are not indicative of the results of our ongoing operations due to their size and nature. The intangible asset amortization excluded from these non-GAAP financial measures is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. We use adjusted financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead, we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial measures may differ from similarly titled measures used by other companies. The tables that follow reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure. The tables round to one decimal place; there may be immaterial differences between the numbers shown in the reconciliation and the preceding presentation slides due to rounding. 33

Victoria's Secret & Co. Non-GAAP Financial Information

(Unaudited) (1/3)

(In millions except per share amounts)

	Fiscal Year		
Reconciliation of Reported to Adjusted Gross Profit	**2025**	**2024**	**2023**
Reported Gross Profit - GAAP	$2,384	$2,284	$2,242
% Net Sales	*36.4%*	*36.7%*	*36.3%*
Adore Me Long-Lived Assets Impairment (a)	4	-	-
Adore Me and DailyLook Fulfillment Center Restructuring (c)	36	-	-
Organizational Restructuring and Other One-time Items (f)	3	-	3
Adore Me Acquisition-related Items (g)	-	-	29
Equity Method Investment Impairment and Related Charges (h)	-	22	-
Adjusted Gross Profit	$2,427	$2,306	$2,274
% Net Sales	*37.0%*	*37.0%*	*36.8%*
Reconciliation of Reported to Adjusted General, Administrative and Store Operating Expenses			
Reported General, Administrative and Store Operating Expenses – GAAP	$2,113	$1,974	$1,996
% Net Sales	*32.3%*	*31.7%*	*32.3%*
Adore Me Long-Lived Assets Impairment (a)	(116)	-	-
Interchange Fee Settlement (b)	69	-	-
Amortization of Intangible Assets (e)	(19)	(25)	(25)
Organizational Restructuring and Other One-time Items (f)	(17)	(13)	(8)
Adore Me Acquisition-related Items (g)	(6)	(4)	(16)
Adjusted General, Administrative and Store Operating Expenses	$2,024	$1,933	$1,947
% Net Sales	*30.9%*	*31.0%*	*31.5%*
Reconciliation of Reported to Adjusted Operating Income			
Reported Operating Income – GAAP	$271	$310	$246
% Net Sales	*4.1%*	*5.0%*	*4.0%*
Adore Me Long-Lived Assets Impairment (a)	120	-	-
Interchange Fee Settlement (b)	(69)	-	-
Adore Me and DailyLook Fulfillment Center Restructuring (c)	36	-	-
Amortization of Intangible Assets (e)	19	25	25
Organizational Restructuring and Other One-time Items (f)	20	13	11
Adore Me Acquisition-related Items (g)	6	4	45
Equity Method Investment Impairment and Related Charges (h)	-	22	-
Adjusted Operating Income	$403	$373	$327
% Net Sales	*6.1%*	*6.0%*	*5.3%*

a) In 2025, we recognized pre-tax expense of $120 million ($90 million after-tax), $116 million included in general, administrative and store operating expense and $4 million included in buying and occupancy expense, related to the impairment of certain Adore Me long-lived tangible and intangible assets
b) In 2025, we recognized a pre-tax gain, net of related administrative expenses, of $69 million ($52 million after-tax) in general, administrative and store operating expense, related to the resolution of a credit card interchange fee litigation matter in which we were a plaintiff
c) In 2025, we recognized a pre-tax charge of $36 million ($28 million after-tax), included in costs of goods sold, buying and occupancy expense, related to inventory reserves and severance expense as a result of unique operational disruptions that led to the restructuring of our Adore Me and DailyLook fulfillment operation
d) In 2025, we recognized a tax benefit of $24 million ($12 million net of $12 million net income attributable to noncontrolling interest) related to the full release of our valuation allowance on the deferred tax assets of our consolidated joint venture in China
e) In 2025, 2024 and 2023, we recognized amortization expense of $19 million, $25 million and $25 million ($14 million, $19 million and $19 million after-tax, respectively) in general, administrative and store operating expense, related to our definite-lived intangible assets
f) In 2025, 2024 and 2023 we recognized pre-tax charges of $20 million, $13 million and $11 million ($16 million, $11 million and $8 million after-tax, respectively), $17 million, $13 million and $8 million included in general, administrative and store operating expense and $3 million, $0 million and $3 millions included in buying and occupancy expense, related to activities to continue to restructure our executive leadership team and organizational structure, as well as net expense related to other one-time items
g) In 2025, 2024 and 2023 we recognized pre-tax expense of $6 million, $9 million and $50 million ($5 million, $6 million and $42 million after-tax, respectively) related to the financial impact of purchase accounting items and professional service costs related to the acquisition of Adore Me. These items include expense of $6 million, $4 million and $16 million, respectively, included in general, administrative and store operating expense and interest expense of $0 million, $5 million and $5 million, respectively. Additionally, expense of $29 million is in costs of goods sold, buying and occupancy expense in 2023
h) In 2024, we recognized pre-tax expense of $22 million ($17 million after-tax) in costs of goods sold, buying and occupancy expense related to impairment and other charges for certain of our equity method investments

34

Victoria's Secret & Co. Non-GAAP Financial Information

(Unaudited) (2/3)

(In millions except per share amounts)

	Fiscal Year		
Reconciliation of Reported to Adjusted Net Income Attributable to Victoria's Secret & Co.	**2025**	**2024**	**2023**
Reported Net Income Attributable to Victoria's Secret & Co. - GAAP	$161	$165	$109
Adore Me Long-Lived Assets Impairment (a)	120	-	-
Interchange Fee Settlement (b)	(69)	-	-
Adore Me and DailyLook Fulfillment Center Restructuring (c)	36	-	-
China Deferred Tax Asset Valuation Reserve Release (d)	12	-	-
Amortization of Intangible Assets (e)	19	25	25
Organizational Restructuring and Other One-time Items (f)	20	13	11
Adore Me Acquisition-related Items (g)	6	9	50
Equity Method Investment Impairment and Related Charges (h)	-	22	-
Tax Effect of Adjusted Items	(55)	(16)	(17)
Adjusted Net Income Attributable to Victoria's Secret & Co.	$250	$218	$178
Reconciliation of Reported to Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.			
Reported Net Income Per Diluted Share Attributable to Victoria's Secret & Co. - GAAP	$1.93	$2.05	$1.39
Adore Me Long-Lived Assets Impairment (a)	1.08	-	-
Interchange Fee Settlement (b)	(0.62)	-	-
Adore Me and DailyLook Fulfillment Center Restructuring (c)	0.33	-	-
China Deferred Tax Asset Valuation Reserve Release (d)	(0.14)	-	-
Amortization of Intangible Assets (e)	0.17	0.23	0.24
Organizational Restructuring and Other One-time Items (f)	0.19	0.13	0.11
Adore Me Acquisition-related Items (g)	0.07	0.08	0.53
Equity Method Investment Impairment and Related Charges (h)	-	0.21	-
Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$3.00	$2.69	$2.27

a) In 2025, we recognized pre-tax expense of $120 million ($90 million after-tax), $116 million included in general, administrative and store operating expense and $4 million included in buying and occupancy expense, related to the impairment of certain Adore Me long-lived tangible and intangible assets
b) In 2025, we recognized a pre-tax gain, net of related administrative expenses, of $69 million ($52 million after-tax) in general, administrative and store operating expense, related to the resolution of a credit card interchange fee litigation matter in which we were a plaintiff
c) In 2025, we recognized a pre-tax charge of $36 million ($28 million after-tax), included in costs of goods sold, buying and occupancy expense, related to inventory reserves and severance expense as a result of unique operational disruptions that led to the restructuring of our Adore Me and DailyLook fulfillment operation
d) In 2025, we recognized a tax benefit of $24 million ($12 million net of $12 million net income attributable to noncontrolling interest) related to the full release of our valuation allowance on the deferred tax assets of our consolidated joint venture in China
e) In 2025, 2024 and 2023, we recognized amortization expense of $19 million, $25 million and $25 million ($14 million, $19 million and $19 million after-tax, respectively) in general, administrative and store operating expense, related to our definite-lived intangible assets
f) In 2025, 2024 and 2023 we recognized pre-tax charges of $20 million, $13 million and $11 million ($16 million, $11 million and $8 million after-tax, respectively), $17 million, $13 million and $8 million included in general, administrative and store operating expense and $3 million, $0 million and $3 millions included in buying and occupancy expense, related to activities to continue to restructure our executive leadership team and organizational structure, as well as net expense related to other one-time items
g) In 2025, 2024 and 2023 we recognized pre-tax expense of $6 million, $9 million and $50 million ($5 million, $6 million and $42 million after-tax, respectively) related to the financial impact of purchase accounting items and professional service costs related to the acquisition of Adore Me. These items include expense of $6 million, $4 million and $16 million, respectively, included in general, administrative and store operating expense and interest expense of $0 million, $5 million and $5 million, respectively. Additionally, expense of $29 million is in costs of goods sold, buying and occupancy expense in 2023
h) In 2024, we recognized pre-tax expense of $22 million ($17 million after-tax) in costs of goods sold, buying and occupancy expense related to impairment and other charges for certain of our equity method investments

35

Victoria's Secret & Co. Non-GAAP Financial Information

(Unaudited) (3/3)

(In millions except per share amounts)

	Fiscal Year		
Reconciliation of Reported to Adjusted Net Income Attributable to Victoria's Secret & Co.	**2025**	**2024**	**2023**
Net Income Attributable to Victoria's Secret & Co. - GAAP	$161	$165	$109
Interest Expense	70	86	99
Income Tax Expense	19	52	31
Depreciation and Amortization Expense	238	258	284
EBITDA	$488	$561	$523
Reconciliation of EBITDA to Adjusted EBITDA			
EBITDA	$488	$561	$523
Adore Me Long-Lived Assets Impairment (a)	120	-	-
Interchange Fee Settlement (b)	(69)	-	-
Adore Me and DailyLook Fulfillment Center Restructuring (c)	36	-	-
China Deferred Tax Asset Valuation Reserve Release (d)	12	-	-
Organizational Restructuring and Other One-time Items (f)	20	13	11
Adore Me Acquisition-related Items (g)	6	4	45
Equity Method Investment Impairment and Related Charges (h)	-	22	-
Adjusted EBITDA	$613	$600	$579
Reconciliation of Net Leverage Calculation			
Debt	$975	$977	$1,124
Cash	518	227	270
Net Debt	$457	$750	$854
Adjusted EBITDA	613	600	579
Net Leverage	0.7	1.3	1.5

a) In 2025, we recognized pre-tax expense of $120 million ($90 million after-tax), $116 million included in general, administrative and store operating expense and $4 million included in buying and occupancy expense, related to the impairment of certain Adore Me long-lived tangible and intangible assets
b) In 2025, we recognized a pre-tax gain, net of related administrative expenses, of $69 million ($52 million after-tax) in general, administrative and store operating expense, related to the resolution of a credit card interchange fee litigation matter in which we were a plaintiff
c) In 2025, we recognized a pre-tax charge of $36 million ($28 million after-tax), included in costs of goods sold, buying and occupancy expense, related to inventory reserves and severance expense as a result of unique operational disruptions that led to the restructuring of our Adore Me and DailyLook fulfillment operation
d) In 2025, we recognized a tax benefit of $24 million ($12 million net of $12 million net income attributable to noncontrolling interest) related to the full release of our valuation allowance on the deferred tax assets of our consolidated joint venture in China
e) In 2025, 2024 and 2023, we recognized amortization expense of $19 million, $25 million and $25 million ($14 million, $19 million and $19 million after-tax, respectively) in general, administrative and store operating expense, related to our definite-lived intangible assets
f) In 2025, 2024 and 2023 we recognized pre-tax charges of $20 million, $13 million and $11 million ($16 million, $11 million and $8 million after-tax, respectively), $17 million, $13 million and $8 million included in general, administrative and store operating expense and $3 million, $0 million and $3 millions included in buying and occupancy expense, related to activities to continue to restructure our executive leadership team and organizational structure, as well as net expense related to other one-time items
g) In 2025, 2024 and 2023 we recognized pre-tax expense of $6 million, $9 million and $50 million ($5 million, $6 million and $42 million after-tax, respectively) related to the financial impact of purchase accounting items and professional service costs related to the acquisition of Adore Me. These items include expense of $6 million, $4 million and $16 million, respectively, included in general, administrative and store operating expense and interest expense of $0 million, $5 million and $5 million, respectively. Additionally, expense of $29 million is in costs of goods sold, buying and occupancy expense in 2023
h) In 2024, we recognized pre-tax expense of $22 million ($17 million after-tax) in costs of goods sold, buying and occupancy expense related to impairment and other charges for certain of our equity method investments

36